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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 1997


     First Deposit National Bank on behalf of the Providian Master Trust
                  (formerly the First Deposit Master Trust)
               (Issuer in respect of the Providian Master Trust
                5.75% Asset-Backed Certificates, Series 1993-2
             Remarketed Asset-Backed Certificates, Series 1993-3
                6.90% Asset-Backed Certificates, Series 1994-1
            Floating Rate Asset-Backed Certificates, Series 1995-1
                6.05% Asset-Backed Certificates, Series 1995-2
            Floating Rate Asset-Backed Certificates, Series 1996-1
            Floating Rate Asset-Backed Certificates, Series 1997-1
           Floating Rate Asset-Backed Certificates, Series 1997-2)
              (Exact name of registrant as specified in charter)

                                         33-59922
                                         33-84844
                                         33-99462
   United States of America              333-22131               02-0118519
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)          File No.)           Identification No.)

            295 Main Street
         Tilton, New Hampshire                            03276
   (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (603) 286-4348

                                Not Applicable
        (Former name or former address, if changed since last report)

Item 5.  Other Events.

Exhibit 4.1 Series 1997-1 Supplement dated as of March 1, 1997 to the Pooling and Servicing Agreement dated as of June 1, 1993, as amended, among First Deposit National Bank, Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee.

Exhibit 4.2     Series 1997-2 Supplement dated as of March 1, 1997 to the

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                Pooling and Servicing Agreement dated as of June 1, 1993, as amended, among First Deposit National Bank, Seller and Servicer, Providian National Bank, Seller and Bankers Trust Company, Trustee.

                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on behalf of the Providian Master Trust by the undersigned hereunto duly authorized.

                                      PROVIDIAN MASTER TRUST

                                      By: FIRST DEPOSIT NATIONAL BANK,
                                           Servicer

                                      By: /s/ David J. Petrini
                                          David J. Petrini
                                          Senior Vice President and Chief
                                          Financial Officer

Date:  March 26, 1997

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                                  EXHIBIT INDEX

  Exhibit No.
  -----------

     4.1 Series 1997-1 Supplement dated as of March 1, 1997 to the Pooling and Servicing Agreement dated as of June 1, 1993, as amended, among First Deposit National Bank, Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee.

     4.2 Series 1997-2 Supplement dated as of March 1, 1997 to the Pooling and Servicing Agreement dated as of June 1, 1993, as amended, among First Deposit National Bank, Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee.